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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757, filed on July 22, 1997), Form S-3 (Registration No. 333-87981 filed on September 28,
1999) and on Form S-4 filed on October 26, 1999 of our report dated September 17, 1999, with respect to the combined financial statements of Quaker Car Wash, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated September 9, 1999 (as amended on or about November 17, 1999 on
Form 8-K/A), filed with the Securities and Exchange Commission.


                                         /s/ D. Williams & Co., P.C.

Lubbock, Texas
November 17, 1999